Exhibit 99.1

Lordstown Motors Reports Fourth Quarter and Full Year 2020 Financial Results

LORDSTOWN, OH (March 17, 2021) – Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors”), a leader in electric light duty trucks focused on the commercial fleet market, today released its fourth quarter and full year 2020 financial results and provided a business outlook.

Key Business Highlights

•	Reported full year 2020 net loss of $101 million and cash of $630 million at year-end 2020; warrant exercise in January 2021 resulted in an additional $82 million of cash.
•	Timeline to Start of Production (SoP) in September 2021 remains on track, with beta prototype build underway and the first beta vehicles to be ready by the end of March; vehicles to be sent for durability, crash, validation, and lighting testing with various partners and to early initial customers for feedback.
•	Interest in the Lordstown Endurance all electric pickup truck remains robust; moving towards arrangements with fleet management companies to work to obtain purchase commitments from their clients, and direct sales to fleet customers.
•	Recently announced ARI/Holman as one of the first customers to engage with Lordstown Motors in a specific multi-year co-marketing, vehicle procurement, and upfit agreement.
•	Announcing expected capital expenditure range for 2021 of $250 million to $275 million to (1) create plant capacity to be able to produce 60,000 vehicles per year in response to greater Endurance interest than originally expected, (2) accelerate development of the company’s second vehicle, and (3) build additional tools to insource componentry to create a 5-star crash-rated vehicle, and for certain higher supply chain costs related to COVID-19.
•	Accelerating the development of Lordstown Motors’ second vehicle, a van, with a goal of SoP in the second half of 2022; expect to unveil a demonstration vehicle in the summer of 2021.
•	Currently entering the due diligence phase, which the company hopes to complete in the second quarter of 2021, of an Advanced Technology Vehicle Manufacturing (“ATVM”) loan opportunity; if successful, Lordstown Motors could potentially enter negotiations for a term loan at that time.

Executive Commentary

“We are extremely excited and proud to be so close to delivering our first beta vehicles, which we believe should solidify and spur customer demand and commitments. Beta production reflects our innovative engineering, increasingly automated factory and unique hub wheel and battery pack capabilities,” stated Lordstown Motors’ Founder, Chairman and CEO Steve Burns. “Commercial fleet customers should begin to provide feedback on betas in 2Q21—around the time we unveil the first prototype of our second vehicle, a van, that leverages our Endurance skateboard. We anticipate our entry into the upcoming San Felipe 250 race in Baja Mexico will provide another validation point for our unique and innovative vehicle. We remain on track to start Endurance production in late September and believe the electrification of the commercial fleet and other mobility end markets is just beginning. Our commitment to developing multiple zero-emission vehicles at an affordable price to underserved market segments is a near-term goal. Longer-term, we believe we could be a disruptive force in the automotive industry with platform expansion and investments in multiple electric vehicle technologies that complement our evolution as a company.”

2021 Objectives and Financial Outlook

As we highlight above, we have received greater interest for the Endurance than we anticipated when we announced our transaction in August 2020. We also see enormous leverage inherent in our Endurance chassis and innovative technologies, and as such believe that accelerating development of vehicle number two makes economic sense. Although COVID-19 is providing some supply chain issues, we are insourcing more tooling to minimize costs, have better control over the availability of componentry, and improve quality; we expect these investments to pay off down the road at production scale.

Given the aforementioned factors, we are providing the following financial outlook for 2021:

•	Expected capital expenditures of between $250 and $275 million.
•	Expected operating expenses of between $40 and $45 million in selling and administrative costs and between $180 and $190 million in research and development (R&D) costs.
•	Expected year-end 2021 liquidity of at least $200 million in cash and cash equivalents.
•	Our forecasted liquidity position does not include the receipt of any funds associated with our pursuit of an ATVM loan.

As we receive feedback from our initial customers, who we plan to deliver beta vehicles to in mid-2Q21, we anticipate an acceleration of purchase commitments, just as we start targeting and following up with municipal and government fleets for potential and significant engagement opportunities.

Conference call Information

Lordstown Motors will host a conference call at 4:30 p.m. Eastern Time today (Wednesday, March 17, 2021). The call can be accessed via a live webcast that is accessible on the Events page of Lordstown Motors’ Investor Relations website at https://investor.lordstownmotors.com/. An archive of the webcast will be available shortly after the call.

Lordstown Motors Corp.

Consolidated Statement of Operations

Unaudited

(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,
	2020	2019
Operating costs and expenses:
Selling and administrative	$10,806	$1,530
Research and development	27,747	5,593
Total operating costs and expenses	38,553	7,122

Loss from operations	(38,553)	(7,122)

Other income (expense):
Other income	77	-
Interest income (expense)	239	(1)
Total other income (expense)	316	(1)

Net loss	$(38,237)	$(7,123)

Net loss per share, basic and diluted	$(0.23)	$(0.10)

Weighted-average shares outstanding, basic and diluted	165,968,111	68,279,182

	Year ended December 31, 2020	For the period from April 30, 2019 to December 31, 2019
Operating costs and expenses:
Selling and administrative	$28,787	$4,526
Research and development	73,694	5,865
Total operating costs and expenses	102,481	10,391

Loss from operations	(102,481)	(10,391)

Other income (expense):
Other income	2,627	-
Interest expense	(703)	-
Total other income (expense)	1,924	-

Net loss	$(100,557)	$(10,391)

Net loss per share, basic and diluted	$(1.04)	$(0.15)

Weighted-average shares outstanding, basic and diluted	96,715,703	68,279,182

Lordstown Motors Corp.

Consolidated Balance Sheets

Unaudited

(Dollar amounts in thousands)

	As of December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$629,761	$2,159
Accounts receivable	21	-
Prepaid expenses and other current assets	24,663
Total current assets	$654,445	$2,159

Non-current assets:
Property and equipment, net	101,663	20,276
Intangible assets	11,111	11,111
Total noncurrent assets	112,774	31,387
Total Assets	$767,219	$33,546

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$32,536	$1,802
Accrued expenses & other current liabilities	1,538	415
Due to related party	-	2,631
Related party notes payable	-	20,142
Total current liabilities	$34,074	$24,990
Notes payable	1,015	-
Total non-current liabilities	1,015	-
Total liabilities	$35,089	$24,990

Stockholders' Equity:
Common stock, $0.0001 par value, 300,000,000 shares authorized, 168,007,960 and 68,279,182 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	17	7
Additional paid-in capital	843,061	18,940
Accumulated deficit	(110,948)	(10,391)
Total stockholder's equity (deficit)	732,130	8,556
Total liabilities and equity	$767,219	$33,546

About Lordstown Motors Corp.

Lordstown Motors Corp. is an Ohio-based original equipment manufacturer of light duty fleet vehicles, founded by CEO Steve Burns with the purpose of transforming Ohio's Mahoning Valley and Lordstown, Ohio, into the epicenter of electric-vehicle manufacturing. The company owns the 785 acre, 6.2 million square foot Lordstown Assembly Plant where it plans to build the Lordstown Endurance, believed to be the world's first full-size, all-electric pickup truck designed to serve the commercial fleet market. For additional information visit www.lordstownmotors.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our limited operating history and our significant projected funding needs; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; our inability to retain key personnel and to hire additional personnel; competition in the electric pickup truck market; our inability to develop a sales distribution network; and the ability to protect our intellectual property rights. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:

Investors

Carter Driscoll

lordstownIR@icrinc.com

Media

Ryan Hallett

lordstownmotors@ottoandfriends.com